Exhibit (e)

                             NORWEST ADVANTAGE FUNDS
                         DISTRIBUTION SERVICES AGREEMENT

                                 October 1, 1995
                             Amended April 26, 1999


         AGREEMENT made the 1st day of October, 1995 as amended on the 26th day of April 1999 between Norwest Advantage Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101 and Forum Financial Services, Inc. ("Forum"), a corporation organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and offers for sale continuously shares of beneficial interest, no par value, in separate series and classes;

         WHEREAS, Forum is a registered broker-dealer engaged in the business of selling shares of registered investment companies either directly to purchasers or through other securities dealers;

         WHEREAS, the Trust desires that Forum, as principal underwriter, offer the shares of each series of the Trust (each a Fund) and of each class thereof as listed in Appendix A hereto (referred to as the "Shares") and Forum is willing to so act as principal underwriter on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of their Shares;

         NOW, THEREFORE, the parties agree as follows:

         SECTION 1.  DELIVERY OF DOCUMENTS AND APPOINTMENT

(a) The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in the Trust's Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission (the "SEC"), under the Act and the Securities Act of 1933, as amended (the "Securities Act"), including any representations made in a prospectus ("Prospectus") or statement of additional information ("SAI") relating to a Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue the Shares and the Board is authorized to issue any unissued shares in any number of additional series or classes. The Trust has delivered to Forum copies of the documents listed in this Section and will from time to time furnish Forum with any amendments thereof.



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(b)  The  Trust  hereby   appoints  Forum  as  the  principal   underwriter  and
     distributor of the Funds to sell the Shares of the Funds to the public and hereby agrees during the term of this Agreement to sell Shares of the Funds to Forum upon the terms and conditions herein set forth.


         SECTION 2.  EXCLUSIVE NATURE OF DUTIES

         Forum shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the Funds except that the rights given under this Agreement to Forum shall not apply to Shares issued in connection with the merger or consolidation of any other investment company with a Fund; a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or the reinvestment in Shares by a Fund's shareholders of dividends or other distributions or any other offering by the Trust of securities to its stockholders.

         SECTION 3.  PURCHASE OF SHARES FROM THE TRUST; OFFERING OF SHARES

(a) Forum shall have the right to buy from the Trust the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the Securities Act placed with Forum by investors or securities dealers or depository institutions or other financial intermediaries acting as agent for their customers. Alternatively, Forum may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act. Forum will promptly forward all orders and subscriptions to the Trust. The price which Forum shall pay for Shares purchased from the Trust and the price that Forum shall offer Shares shall be the net asset value, determined as set forth in
     Section 3(c) hereof, used in determining the public offering price on which such orders are based. Shares purchased by Forum are to be resold by Forum to investors at the public offering price, as set forth in Section 3(b) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers that have entered into agreements with Forum pursuant to Section 9 hereof. The Trust reserves the right to sell Shares of the Funds directly to investors through subscriptions received by the Trust, but no such direct sales shall affect the sales charges due to Forum hereunder.

(b) The public offering price of the Shares of a Fund, i.e., the price per Share at which Forum or selected dealers or selected agents (each as defined in Section 9 hereof) may sell Shares to the public (or, in the case of Exchange Shares of Ready Cash Investment Fund ("RCIF"), to shareholders of B Shares or such other classes of Shares of a Fund as may from time to time be permissible), shall be the public offering price determined in accordance with the then currently effective Prospectus and SAI of the Fund or class thereof under the Securities Act, relating to such Shares, but not to exceed the net asset value at which Forum, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus and SAI


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     relating to the Shares.  The Trust will advise Forum of the net asset value per Share on any date requested by Forum and at such other times as it shall have been determined by the Trust.


(c) The net asset value of Shares of the Funds shall be determined by the Trust, or any agent of the Trust, as of the close of the New York Stock Exchange on each Fund business day in accordance with the method set forth in the Prospectus and SAI and guidelines established by the Board.


(d) The Trust reserves the right to suspend the offering of Shares of a Fund or of any class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension Forum shall cease to offer Shares of the Funds specified in the notice.


(e) The Trust, or any agent of the Trust designated in writing to Forum by the Trust, shall be promptly advised by Forum of all purchase orders for Shares received by Forum and all subscriptions for Shares obtained by Forum as agent shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust (or its agent) will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of Forum. Forum agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).


         SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a) Any of the outstanding Shares of a Fund or class thereof may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Trust's Trust Instrument and in accordance with the applicable provisions set forth in the Prospectus and SAI relating to the Shares of the Fund. The price to be paid to redeem or repurchase the Shares of a Fund shall be equal to the net asset value calculated in accordance with the provisions of Section 3(b) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares (or, in the case of Exchange Shares of RCIF, relating to Exchange Shares and the original B Shares) or their cost (or, in the case of Exchange Shares of RCIF, the cost of the B Shares of a Fund that were first purchased by the shareholder and then exchanged, either directly or indirectly through a series of exchanges, for the Exchange Shares (the "Original B Shares")), whichever is less. Shares of a Fund or class thereof for which a deferred sales charge may be assessed and that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares (or, in the case of Exchange Shares of RCIF,


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     relating to the  Original B Shares).  All  payments by the Trust  hereunder shall be made in the manner set forth below.

(b) The Trust (or its agent) shall pay the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge to the redeeming shareholder or its agent, and, except as may be otherwise required by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof, the deferred sales charges, if any, as defined in the above paragraph pursuant to the instructions of Forum, in each case in New York Clearing House funds on or before the seventh business day subsequent to the Trust or its agent having received the notice of redemption in proper form. Notwithstanding the termination of this Agreement, Forum shall be entitled to receive its Allocable Portion (as defined in Appendix B hereto) of all contingent deferred sales charges ("CDSCs") paid or payable with respect to the Shares in accordance with
     Section 4(b) hereof.


(c) Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of a Fund's net assets, or during any other period when the SEC, by order, so permits.


         SECTION 5.  COMPENSATION

(a) The Trust will pay Forum in consideration of its services in connection with the distribution of Shares of each Fund its allocable portion ("Allocable Portion") (as determined in accordance with Appendix B to this Agreement) of the distribution servicing fees allowable under the NASD Rules of Fair Practice as in effect from time to time (the "NASD Rules") in respect of such Shares of such Fund, which fee (the "Distribution Fee") shall accrue daily and be paid monthly as promptly as possible after the last day of each calendar month but in any event prior to the tenth (10th) day of the following calendar month, at an annual rate set forth in the distribution plan dated August 1, 1995 as amended July 28, 1998 (the "Plan"), together with a separate interest fee thereon, as determined in accordance with Section 3(c) of the Plan.

Forum will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Shares of each Fund upon the sale of the "Commission Shares" (as defined in Appendix B to this Agreement) of such Fund taken into account in determining Forum's Allocable Portion of such Distribution Fee.

(b) The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds, all CDSCs properly payable by such holders in accordance with the terms of the Prospectus relating to such Shares and shall cause the Transfer Agent to pay such amounts over as promptly as possible after the settlement date for each redemption of such Shares. Forum's Allocable Portion of CDSC shall be payable to Forum (or to persons to whom Forum directs the Trust to make payments).


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(c)  Forum may direct the Trust to pay any part or all of the  Distribution  Fee or CDSCs payable to Forum in respect of any Shares of any Fund directly to persons providing funds to Forum to cover or otherwise enable the incurring of expenses associated with distribution services, and the Trust agrees to accept and to comply with such direction. Forum shall, at its own expense and not the expense of the Trust or any Fund, provide the Trust with any necessary calculations of Forum's Allocable Portion of any Distribution Fee or CDSCs, and the Trust shall be entitled to rely conclusively on such calculations, without prejudice to any claim it may have concerning the accuracy of such calculations.


(d) Notwithstanding anything to the contrary contained in this Agreement or in any relevant Plan, (a) the amount of asset-based sales charges and CDSCs paid to Forum by any class of Shares of any Fund shall not exceed the amount permitted by the NASD Rules, as in effect from time to time, and (b) the aggregate amount of asset-based sales charges and CDSCs paid to Forum by any class of Shares of any Fund shall not exceed six and one-quarter percent (6 1/4%) of the total issue price of such Shares plus interest thereon from the date of issuance through the date of payment at the prime rate (determined in accordance with the NASD Rules in effect from time to time) plus one percent (1%) per annum.


(e) The Trust will pay to Forum each month a maintenance fee with respect to each Fund or class thereof in the amounts, for the periods, and at the annual rates set forth in the Prospectus relating to the Shares of the Fund.


(f) Except as provided in clauses (a), (b) and (e) of Section 5 hereof, Forum shall be entitled to no compensation for its services hereunder.


         SECTION 6.  ASSIGNMENT

(a) Forum may, from time to time, assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of (I) the Forum's Allocable Portion of the Distribution Fees (but not Forum's duties and obligations pursuant hereto or pursuant to the Plan), and (ii) Forum's Allocable Portion of CDSCs, free and clear of any offsets or claims the Trust may have against Forum. Each such Assignee's interest in a designated portion of a Forum's Allocable Portion of the Distribution Fees and a Forum's Allocable Portion of CDSCs is hereinafter referred to as an "Assignee's 12b-1 Portion" and an "Assignee's CDSC Portion," respectively. A Transfer pursuant to this Section 6(a) shall not reduce or extinguish any claim of the Trust against Forum.

(b) Forum shall promptly notify the Trust in writing of each Transfer pursuant to Section 6(a) hereof by providing the Trust with the name and address of each such Assignee.


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(c)  In connection with a Transfer Forum may direct the Trust to pay all of such
     Distributor's   Allocable   Portion  of  the  Distribution   Fees  and  the
     Distributor's Allocable Portion of CDSCs from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing the Distributor's Allocable Portion of the Distribution Fees and the Distributor's Allocable Portion of CDSC between the Assignee's 12b-1 Portion and Assignee's CDSC Portion and the balance of Distributor's Allocable Portion (such balance,
     when   distributed  to  Forum  by  the  depository  or  collection   agent,
     "Distributor's 12b-1 Share") and of the Distributor's Allocable Portion of CDSCs (such balance, when distributed to Forum by the depository or collection agent, the "Distributor's Earned CDSC Portion"), in which case only Distributor's 12b-1 Share and the Distributor's Forum's Earned CDSC Portion may be subject to offsets or claims the Trust may have against Forum.


(d) The Trust shall not amend the Plan to reduce the amount payable to Forum or any Assignee under Section 5(a) hereof with respect to the B Shares for any B Shares which have been issued prior to the date of such amendment.


         SECTION 7.  DUTIES AND REPRESENTATIONS OF THE TRUST

(a) The Trust shall furnish to Forum copies of all information, financial statements and other papers which Forum may reasonably request for use in connection with the distribution of Shares of the Funds, including, upon request by Forum, one certified copy of all financial statements prepared for the Funds by independent public accountants. The Trust shall make available to Forum such number of copies of the Funds' Prospectuses and SAIs as Forum shall reasonably request.

(b) The Trust shall take, from time to time, subject to the approval of its Trustees and any required approval of its shareholders, all action necessary to fix the number of authorized shares of the Funds (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale such number of Shares as Forum reasonably may be expected to sell.


(c) The Trust and Forum will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states and other jurisdictions as the Trust may designate; provided that Forum shall not be required to register as a broker-dealer or file a consent to service of process in such states. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. Forum shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualification. The Trust will pay all fees and expenses of registering Shares under the Securities Act and of qualification and the maintenance of qualification of Shares and its qualification under applicable state securities laws. Forum shall pay all expenses relating to Forum's broker-dealer qualification.


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(d)  The Trust will  furnish,  in reasonable  quantities  upon request by Forum, copies of annual and interim reports of the Funds.


(e) The Trust represents that its Registration Statement under the Securities Act and the Trust's Prospectuses included therein (as in effect from time to time) have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations of the SEC thereunder. The Trust represents and warrants that its Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the SEC, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; that neither its Registration Statement nor its Prospectuses, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust will from time to time file such amendment or amendments to its Registration Statement and Prospectuses as, in the light of future developments, shall, in the opinion of its counsel, be necessary in order to have its Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Trust shall not file such amendment or amendments within fifteen days following receipt of a written request from Forum to do so, Forum may, at its option, terminate this agreement immediately. The Trust shall not file any amendment to its Registration Statement or Prospectuses without giving Forum reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to its Registration Statement or Prospectuses, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional. The Trust represents and warrants that any amendment to its Registration Statement or Prospectuses hereafter filed will, when they becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of the SEC, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.


         SECTION 8.  DUTIES OF FORUM

(a) Forum shall use its best efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Forum shall devote reasonable time and effort to effect sales of Shares of the Funds, but shall not be obligated to sell any specific number of Shares. The services of Forum to the Trust hereunder are not to be deemed exclusive and nothing herein contained shall prevent Forum from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.


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(b)  In selling  Shares of the Funds,  Forum  shall use its best  efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. None of Forum, any selected dealer, any selected agent, or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in a Fund's Prospectus and SAI, as from time to time in effect, or any sales literature specifically approved in writing by the Trust.


(c) Forum shall adopt and follow procedures, as approved by the officers of the Trust, for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD as may from time to time exist.


         SECTION 9.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

         Forum shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares of the Funds and to fix therein the portion of the sales charge that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and the compensation set forth therein. Shares of each Fund shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus and SAI relating to the Shares of the Fund. Within the United States, Forum shall offer and sell Shares of the Funds only to such selected dealers as are members in good standing of the NASD.

         SECTION 10.  PAYMENT OF EXPENSES

(a) The Trust shall bear all costs and expenses of the Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectuses and SAIs and all amendments and supplements thereto and the preparing and mailing of annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any registration statements, prospectuses, annual or interim reports or proxy materials).

(b) The Trust shall bear the cost and expenses of the qualification of Shares of the Funds for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust (but not Forum) as an issuer or as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and Forum pursuant to
     Section 7(c) hereof and the costs and expenses payable to each state or jurisdiction for continuing qualification therein until the Trust decides to discontinue qualification pursuant to Section 7(c) hereof.


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         SECTION 11.  INDEMNIFICATION OF FORUM

         The Trust agrees to indemnify, defend and hold Forum, and any person who controls Forum within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Forum or any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Trust's Registration Statement or the Prospectuses or SAIs in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect Forum against any liability to the Trust or its security holders to which Forum would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Forum's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Forum and any such controlling person as aforesaid is expressly conditioned upon the Trust's being notified of the commencement of any action brought against Forum or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in New York, New York, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim and to retain counsel of good standing chosen by the Trust and approved by Forum. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Forum, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of the suit or in case Forum does not approve of counsel chosen by the Trust, the Trust will reimburse Forum or the controlling person or persons named defendant or defendants in the suit for the fees and expenses of any counsel retained by Forum or such persons. The indemnification agreement contained in this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Forum or any controlling person and shall survive the sale of any of a Fund's Shares made pursuant to subscriptions obtained by Forum. This agreement of indemnity will inure exclusively to the benefit of Forum, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Trust agrees promptly to notify Forum of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any of the Shares of the Funds. The failure to notify the Trust of the commencement of any such action shall not relieve the Trust from any liability which it may have to the person against whom the action is brought by reason of any alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section.

         SECTION 12.  INDEMNIFICATION OF THE TRUST

         Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers and trustees or controlling person resulting from such claims or demands shall arise out of or be based upon (I) any alleged untrue statement of a material fact contained in information furnished in writing by Forum to the Trust for use in its Registration Statement insofar as it relates to a Fund or the Prospectuses or SAIs relating to a Fund in effect from time to time under the Securities Act, (ii) any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, a Prospectus or a SAI or necessary to make the information not misleading or (iii) willful misfeasance, bad faith or gross negligence in the performance by Forum of its duties, or by reason of Forum's reckless disregard of its obligations and duties under this Agreement. Forum's agreement to indemnify the Trust, its officers and trustees and any controlling person as aforesaid is expressly conditioned upon Forum being notified of the commencement of any action brought against the Trust, its officers or trustees or any controlling person, such notification to be given by letter or telegram addressed to Forum at its principal office in New York, New York, and sent to Forum by the person against whom the action is brought, within ten days after the summons or other first legal process shall have been served. Forum will be entitled to assume the defense of the action, with counsel in good standing of its own choosing approved by the Trust, if the action is based solely upon alleged misstatement, omission or action described in clauses (I), (ii) or
(iii), above and in any other event Forum and the Trust, and their officers and trustees or controlling persons, shall each have the right to participate in the defense or preparation of the defense of any such action. In the event Forum elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case Forum does not elect to assume the defense of the suit or in case the Trust does not approve of counsel chosen by Forum, Forum will reimburse the Trust or the controlling person or persons named defendant or defendants in the suit for the fees and expenses of any counsel retained by the Trust or such persons. The indemnification agreement contained in this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any controlling person and shall survive the sale of any of the Shares made pursuant to orders or subscriptions obtained by Forum. This agreement of indemnity will inure exclusively to the benefit of the Trust, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. Forum agrees promptly to notify the Trust of the commencement of any litigation or proceeding against Forum in connection with the issue and sale of any of the Shares. The failure to notify Forum of the commencement of any action shall not relieve Forum from any liability which it may have to the Trust, to its officers and trustees, or to controlling persons by reason of any untrue statement or omission on the part of or action by Forum otherwise than on account of the indemnity agreement contained in this Section.

         SECTION 13.  NOTIFICATION BY THE TRUST

         The Trust agrees to advise Forum immediately:

(a) of any request by the SEC for amendments to the Trust's Registration Statement insofar as it relates to the Funds, a Fund's Prospectus or SAI or for additional information,

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Trust's Registration Statement insofar as it relates to the Funds, a Fund's Prospectus or SAI or the initiation of any proceeding for that purpose,

(c) of the happening of any material event which makes untrue any statement made in the Trust's Registration Statement insofar as it relates to the Funds or any Fund's Prospectus or SAI or which requires the making of a change in either thereof in order to make the statements therein not misleading, and


(d) of all actions of the SEC with respect to any amendments to the Trust's Registration Statement insofar as it relates to the Funds, a Fund's Prospectus or SAI which may from time to time be filed with the SEC under the Securities Act.


         SECTION 14.  EFFECTIVENESS, DURATION AND TERMINATION

(a) This Agreement shall become effective with respect to each Fund on the date hereof. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

(b) This Agreement shall continue in effect with respect to a Fund for a period of one year from the date of its effectiveness and shall continue in effect for successive one-year periods with respect to the Fund; provided, however, that continuance is specifically approved at least annually (I) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust (I) who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) and (II) with respect to each class of a Fund for which there is an effective plan of distribution adopted pursuant to Rule 12b-1 under the Act, who do not have any direct or indirect financial interest in any such plan applicable to the class or in any agreements related to the plan, cast in person at a meeting called for the purpose of voting on such approval; provided further, however, that if the continuation of this Agreement is not approved as to a Fund, Forum may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.


(c) This Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, (I) by the Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each class of a Fund for which there is an effective plan of distribution adopted pursuant to Rule 12b-1 under the Act, a majority of Trustees of the Trust who do not have any direct or indirect financial interest in any such plan or in any agreements related to the plan, on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.


(d) This Agreement shall also automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the Act; provided, that the Transfer of Forum's rights to the Distributor's 12b-1 Portion or the Distributor's Earned CDSC shall not cause a termination of this Agreement or be deemed to be an assignment for purposes of this Section 14(d).

(e) Subject to the provisions of the following sentence, if this Agreement is terminated for any reason other than a Complete Termination (as defined in Section 10 of the Plan), the obligations of the Trust and Forum pursuant to Sections 5(a)-(d) and 6(a)-(d) of this Agreement will continue and survive any such termination. A termination of the Plan (including a Complete Termination as defined in Section 10 of the Plan) with respect to any or all Shares of any or all Funds shall not affect the obligations of the Trust with respect to payments of the Distributor's Allocable Portion of CDSC or Assignee's Allocable Portion of CDSC or of the obligations of Forum in respect of CDSC's pursuant to Sections 5 and 6 of this Agreement.


         SECTION 15.  NOTICES

         Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if personally delivered or sent by telegram or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Trust or Forum, as the case may be.

         SECTION 16.  ACTIVITIES OF FORUM

         Except to the extent necessary to perform Forum's obligations hereunder, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated with the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 17.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 18.  MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(c) The provisions of this Agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.


(d) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                         NORWEST ADVANTAGE FUNDS


                                                   By:__________________________
                                                             Donald H. Burkhardt
                                                                         Trustee



                                                  FORUM FINANCIAL SERVICES, INC.


                                                     By:________________________
                                                              David I. Goldstein
                                                                       Secretary

                             NORWEST ADVANTAGE FUNDS
                         DISTRIBUTION SERVICES AGREEMENT

                                   Appendix A
                         Funds and Classes of the Trust
                               as of July 27, 1999


Funds                                                         Classes
-----                                                         -------
Cash Investment Fund                                          Single existing class
Ready Cash Investment Fund                                    Public Entities Shares, Investor Shares and
Exchange Shares
U.S. Government Fund                                          Single existing class
Treasury Plus Fund                                            Single existing class
Treasury Fund                                                 Single existing class
Municipal Money Market Fund                                   Institutional Shares and Investor Shares
Stable Income Fund                                            A Shares, B Shares and I Shares
Limited Term Government Income Fund                           I Shares
Intermediate Government Income Fund                           A Shares, B Shares and I Shares
Diversified Bond Fund                                         I Shares
Income Fund                                                   A Shares, B Shares and I Shares
Total Return Bond Fund                                        A Shares, B Shares and I Shares
Limited Term Tax-Free Fund                                    I Shares
Tax-Free Income Fund                                          A Shares, B Shares and I Shares
Colorado Tax-Free Fund                                        A Shares, B Shares and I Shares
Minnesota Intermediate Tax-Free Fund                          I Shares
Minnesota Tax-Free Fund                                       A Shares, B Shares and I Shares
Strategic Income Fund                                         I Shares
Moderate Balanced Fund                                        I Shares
Growth Balanced Fund                                          A Shares, B Shares, C Shares and I Shares
Aggressive Balanced-Equity Fund                               I Shares
Index Fund                                                    I Shares
Income Equity Fund                                            A Shares, B Shares, C Shares and I Shares
ValuGrowth Stock Fund                                         A Shares, B Shares and I Shares
Diversified Equity Fund                                       A Shares, B Shares, C Shares and I Shares
Growth Equity Fund                                            A Shares, B Shares, C Shares and I Shares
Large Company Growth Fund                                     A Shares, B Shares and I Shares
Diversified Small Cap Fund                                    A Shares, B Shares and I Shares
Small Company Stock Fund                                      A Shares, B Shares and I Shares
Small Company Growth Fund                                     I Shares
Small Cap Opportunities Fund                                  A Shares, B Shares and I Shares
International Fund                                            A Shares, B Shares and I Shares
Performa Strategic Value Bond Fund                            Single existing class
Performa Disciplined Growth Fund                              Single existing class
Performa Small Cap Value Fund                                 Single existing class
Performa Global Growth Fund                                   Single existing class
Norwest WealthBuilder II Growth Portfolio                     C Shares
Norwest WealthBuilder II Growth and Income Portfolio          C Shares
Norwest WealthBuilder II Growth Balanced Portfolio            C Shares



                             NORWEST ADVANTAGE FUNDS
                         DISTRIBUTION SERVICES AGREEMENT

                                 October 1, 1995
                             Amended April 26, 1999


                                   Appendix B

         Forum's "Allocable Portion" of the CDSCs and Distribution Fees in respect of a Fund shall be 100 percent until such time as Forum shall cease to serve as exclusive distributor of such Shares and thereafter shall be recomputed first on the date of any termination of Forum's services as exclusive distributor of Shares of any Fund and thereafter periodically (but not less than monthly), in accordance with Parts B & C below based upon the number of representing the Shares of such Fund outstanding on each such computation date allocated to Forum in accordance with Part A below:

         For Purposes of this Appendix B defined terms used herein shall have the meaning assigned to such terms in the Distribution Agreement and the following terms shall have the following meanings:

         "Commission Share" shall mean, in respect of any Fund, each Share of such Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share, including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange, and any such Share shall not cease to be a Commission Share prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion even though the obligation to pay the CDSC shall have expired or conditions for waivers thereof shall exist.

         "Date of Original Issuance" means in respect of any Commission Share of any Eligible Fund, the date with reference to which the amount of the CDSC payable on redemption thereof is computed.

         "Free Share" shall mean, in respect of any Fund, each Share of such Fund other than a Commission Share, including, without limitation, each Share issued in connection with the reinvestment of dividends.

         "Other Distributor" shall mean in respect of the Shares of any Fund, each entity appointed from time to time as the exclusive distributor for such Shares of the Fund after Forum ceases to serve in that capacity.

         "Permitted Free Exchange" with respect to any Shares of any Fund, shall mean an exchange of such Share for a Share of another Fund which pursuant to the terms of the related Prospectus for such Shares, relieves or defers the CDSCs in respect of such Share.

         "Transfer Agent" shall mean, in respect of any Fund, the entity serving as the transfer agent and who maintains accounts for each record holder of Shares of such Fund including record holders which are record owners of Omnibus Accounts.

PART A: ATTRIBUTION OF SHARES

         Each class of Shares of each Fund, which are outstanding from time to time, shall be attributed to either Forum or an Other Distributor in accordance with the following rules:

(a) Commission Shares: (a) The Commission Shares of each class of Shares of each Fund outstanding from time to time shall be attributed to Forum or such Other Distributor based on the Date of Original Issuance of such Commission Shares, with those having a Date of Original Issuance which occurs during the period in which Forum was the exclusive distributor for such Fund in respect of such class of Shares of such Fund being attributed to Forum.

(b) A Commission Share of a Fund (the "First Fund") issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "Second Fund") in connection with a Permitted Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Second Fund which was so redeemed and any such Commission Share will be attributed to Forum or such Other Distributor based upon such Date of Original Issuance in accordance with rule (a) above.


(c) A Commission Share of a Fund which is redeemed other than in connection with a Permitted Free Exchange or is converted to a class A share at the end of the autoconversion period is deemed to reduce the number of outstanding Commission Shares attributed to Forum or such Other Distributor based upon the Date of Original Issuance of such Commission Share in accordance with rule (a) above.


(d)      Free Shares.


(e) Free Shares outstanding on the date of termination of Forum's services as exclusive distributor will be attributed to Forum or such Other Distributor in the same proportion that Commission Shares were attributed to each on such date.


(f) Thereafter Free Shares which are issued during any period in connection with the reinvestment of dividends or other distributions or in connection with the reinvestment of proceeds of redemption of Free Shares of another Fund will be attributed to Forum and such Other
         Distributor  based  upon  the  percentage  of  total  Free  Shares  and
         Commission Shares of such Fund which were outstanding at the commencement of such period which were attributed to each at the commencement of such period under these rules.

(g) Free Shares which are redeemed (whether in connection with the reinvestment of the proceeds of such redemption in Shares of another Fund or otherwise) or converted into class A shares of such Fund during any period after the date of termination of Forum's services will be deemed to come out of the Free Shares of such Fund attributed to Forum and such Other Distributor based upon the percentage of total Free Shares and Commission Shares of such Eligible Fund which were outstanding at the commencement of such period which was attributed to each at the commencement of such period under these rules.


PART B:  ALLOCATION OF DISTRIBUTION FEES.

         The portion of the Distribution Fees accruing in respect of Shares of a Fund during a particular calendar month are allocated to Forum and Other Distributor determined by multiplying the total of such Distribution Fees accruing during a particular calendar month by the following fraction:

                  ((BTS x BNAV) + (ETS x ENAV))/2
--------------------------------------------------------------------------------
                  ((BPS x BNAV) +  (EPS x ENAV))/2

where:

BTS = Total Number of Shares of such Fund attributed to Forum or such Other Distributor and outstanding at the beginning of such calendar month

BNAV = Per Share Net Asset Value of Shares of such Fund at the beginning of such calendar month

ETS = Total Number of Shares of such Fund attributed to Forum or such Other Distributor and outstanding at the end of such calendar month

ENAV = Per Share Net Asset Value of Shares of such Fund at the end of such calendar month

BPS = Total Number of Shares of such Fund outstanding at the beginning of such calendar month

EPS = Total Number of Shares of such Eligible Fund outstanding at the end of such calendar month

PART C:  ALLOCATION OF CDSCs

         CDSCs will be allocated to either Forum or a Other Distributor based upon whether the Commission Share giving rise to such CDSC was attributed to Forum or such Other Distributor in accordance with Part A above.

PART D:  ALLOCATION PROCEDURES FOR SHARES HELD THROUGH AN
         ACCOUNT MAINTAINED IN THE NAME OF AN INTERMEDIARY

         In the case of Shares of a Fund held through an account maintained in the name of a broker-dealer or other intermediary, the allocation procedures contained in this Appendix B shall be amplified as Forum and the Trust shall agree to ensure the appropriate attribution of, and allocation of distribution services fees attributable to those shares.

PART E:

         If the Fund transfer agent is one day able to trace each Free Share to the Commission Share from which such Free Share was derived and the methodology for allocating Free Shares described above results in significant economic inequities in the allocation of Distribution Fees as compared to an allocation method which is based upon a more accurate tracking of such Free Shares, then the Fund will work in good faith with Forum and any Other Distributor to revise the allocation procedures described above to remove such inequities.